B O V I T Z
                                   ________________
                                   & CO, CPA, P. C.

                                    CERTIFIED PUBLIC ACCOUNTANTS

                      CONSENT OF INDEPENDENT
                   CERTIFIED PUBLIC ACCOUNTANTS


Perma-Fix Environmental Services, Inc.
Gainesville, Florida

We hereby consent to the incorporation by reference of our report dated January 26, 1999, relating to the combined financial statements and schedule of Chemical Conservation Corporation, Chemical Conservation of Georgia, Inc. and Chem-Met Services, Inc. and subsidiaries appearing in the Report on Form 8-K/A, earliest event June 2, 1999 of Perma-Fix Environmental Services, Inc. (the "Company") into the Company's previously filed Forms S-3 and S-8 Registration Statement, File Nos. 33-85118 (S-3), 333-14513 (S-3), 333-43149 (S-3), 33-80580
(S-8), 333-3664 (S-8), 333-17899 (S-8) and 333-25835 (S-8).

                                     /s/ Robert L. Bovitz
                                     Robert L. Bovitz
                                     Bovitz & Co., CPA, P.C.

Trenton, Michigan
August 12, 1999

 1651 Kingsway Court * P. O. Box 445/Trenton, Michigan 48183-0445
          Phone: (734) 671-5300 / Fax: (734) 671-6504 /
       Website: bovitzcpa.com /E-Mail: bovitz@bovitzcpa.com